Exhibit 10.4

Execution Version

Second Lien Guaranty and Security Agreement

This Second Lien Guaranty and Security Agreement (this “Agreement”), dated as of February 17, 2017, among the Persons listed on the signature pages hereof as “Grantors” and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a “Grantor” and collectively, the “Grantors”), and Prospect Capital Corporation, a Maryland corporation, in its capacity as agent for the Lenders and the other Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”).

Witnesseth:

Whereas, pursuant to that certain Second Lien Credit Agreement of even date herewith (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Turning Point Brands, Inc., a Delaware corporation (“Turning Point”), and North Atlantic Trading Company, Inc., a Delaware corporation (“NATC”; Turning Point and NATC are each individually referred to herein as a “Borrower” and are collectively referred to herein as the “Borrowers”), the Grantors party thereto, the various institutions from time to time party thereto as Lenders (each of such Lenders, together with its successors and assigns, is referred to hereinafter as a “Lender”), Administrative Agent, and Fifth Third Bank, as Administrative Sub-Agent, the Lenders have agreed to make certain financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof;

Whereas, Administrative Agent has agreed to act as agent for the benefit of the Lenders and the other Secured Parties in connection with the transactions contemplated by the Credit Agreement and this Agreement;

Whereas, in order to induce the Lenders to enter into the Credit Agreement and the other Loan Documents, and to induce the Lenders to make financial accommodations to the Borrowers as provided for in the Credit Agreement and the other Loan Documents, (a) each Grantor has agreed to guaranty the Secured Obligations, and (b) each Grantor has agreed to grant to Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations; and

Whereas, each Grantor (other than Turning Point) is a Domestic Subsidiary of Turning Point and will benefit by virtue of the financial accommodations extended to the Borrowers by the Secured Parties.

Now, therefore, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.         Definitions; Construction.

(a)       All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement (including Section 1.1 thereto) or, if not defined in the Credit Agreement, the meanings ascribed thereto in the Intercreditor Agreement.  Any capitalized terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein, in the Credit Agreement or in the Intercreditor Agreement; provided that, to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.  In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

“Account” means an account (as that term is defined in Article 9 of the UCC).

“Account Debtor” means an account debtor (as that term is defined in the UCC).

“Administrative Agent” has the meaning specified therefor in the preamble to this Agreement.

“Agreement” has the meaning specified therefor in the preamble to this Agreement.

“Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

“Borrower” and “Borrowers” have the meanings specified therefor in the recitals to this Agreement.

“Cash Equivalents” has the meaning specified therefor in the Credit Agreement.

“Chattel Paper” means chattel paper (as that term is defined in the UCC), and includes tangible chattel paper and electronic chattel paper.

“Collateral” has the meaning specified therefor in Section 3.

“Commercial Tort Claims” means commercial tort claims (as that term is defined in the UCC), and includes those commercial tort claims listed on Schedule 1.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, executed and delivered by the applicable Borrower or Grantor, Administrative Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all works of authorship and all intellectual property rights therein, all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including copyrights in software and databases, all designs (including all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. § 1301 et. seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. § 901 of the U.S. Copyright Act), whether registered or unregistered, and with respect to any and all of the foregoing: (a) all registrations and applications for registration thereof including the registrations and applications listed on Schedule 2, (b) all extensions, renewals, and restorations thereof, (c) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (d) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (e) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by Grantors, or any of them, and Administrative Agent, in substantially the form of Exhibit A.

“Credit Agreement” has the meaning specified therefor in the recitals to this Agreement.

“Deposit Account” means a deposit account (as that term is defined in the UCC).

“Equipment” means (a) equipment (as that term is defined in the UCC) (b) all machinery, equipment, furnishings and Fixtures, and (c) any and all additions, substitutions, and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto (in each case, regardless of whether characterized as equipment under the UCC).

“Event of Default” has the meaning specified therefor in the Credit Agreement.

“Excluded Deposit Accounts” has the meaning specified therefor in the Credit Agreement.

“Excluded Property” has the meaning specified therefor in Credit Agreement.

“Excluded Securities Accounts” means, collectively, Securities Accounts of Grantors with Property therein with an aggregate value that, when aggregated with Property in all other Securities Accounts for which a Control Agreement has not been obtained, do not exceed $200,000 at any time.

“Excluded Swap Obligations” has the meaning specified therefor in the Credit Agreement.

“Farm Products” means farm products (as that term is defined in the UCC).

“Fixtures” means fixtures (as that term is defined in the UCC).

“Foreclosed Grantor” has the meaning specified therefor in Section 2(j)(iv).

“General Intangibles” means general intangibles (as that term is defined in the UCC), and includes payment intangibles, software, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.

“Guarantor” has the meaning specified therefor in the Credit Agreement.

“Guaranty” means the guaranty set forth in Section 2 hereof.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law or, any assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Insurance” means (a) all insurance policies covering any or all of the Collateral (regardless of whether the Administrative Agent is the loss payee thereof) and (b) any key man life insurance policies.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws, or otherwise, including, any and all Patents, Copyrights, Trademarks, trade secrets, know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (a) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (b) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (i) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Grantor pursuant to end-user licenses), (ii) the license agreements listed on Schedule 3, and (iii) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Parties’ rights under the Loan Documents.

“Intercreditor Agreement” has the meaning specified therefor in the Credit Agreement.

“Inventory” means inventory (as that term is defined in the UCC).

“Investment Property” means (a) any and all investment property (as that term is defined in the UCC), and (b) any and all of the following (regardless of whether classified as investment property under the UCC): all Securities, Security Accounts, Security Entitlements, Commodity Contracts, Commodity Accounts, Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

“Joinder” means each Joinder to this Agreement executed and delivered by Administrative Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

“Lender” and “Lenders” have the respective meanings specified therefor in the recitals to this Agreement.

“Loan Documents” has the meaning specified therefor in the Credit Agreement.

“Material Intellectual Property” means any Intellectual Property included in the Collateral that is material to the business of any Grantor or is otherwise of material value.

“Negotiable Collateral” means Letters of Credit, Letter-of-Credit Rights, Instruments, Promissory Notes, Drafts and Documents (as each such term is defined in the UCC).

“Obligations” has the meaning specified therefor in the Credit Agreement.

“Ownership Interests” has the meaning specified therefor in the Credit Agreement.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all patentable inventions and designs, all United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including (a) each patent and patent application listed on Schedule 4, (b) all reissues, substitutes, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (c) all inventions and improvements described and claimed therein, (d) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (e) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, proceeds of suit and other payments now or hereafter due and/or payable with respect thereto, and (f) all other rights accruing thereunder or pertaining thereto throughout the world.

“Patent Security Agreement” means each Patent Security Agreement executed and delivered by Grantors, or any of them, and Administrative Agent, in substantially the form of Exhibit B.

“Permitted Liens” has the meaning specified therefor in the Credit Agreement.

“Permitted Prior Liens” has the meaning specified therefor in the Credit Agreement.

“Person” has the meaning specified therefor in the Credit Agreement.

“Pledged Companies” means each Person listed on Schedule 5 as a “Pledged Company”, together with each other Person, all or a portion of whose Ownership Interests are acquired or otherwise owned by a Grantor after the Closing Date.

“Pledged Interests” means all of each Grantor’s right, title and interest in and to all of the Ownership Interests now owned or hereafter acquired by such Grantor, regardless of class or designation, including in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Ownership Interests, the right to receive any certificates representing any of the Ownership Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and the right to receive all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, all voting and management rights and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Interests Addendum” means a Pledged Interests Addendum substantially in the form of Exhibit C.

“Pledged Notes” has the meaning specified therefor in Section 6(n).

“Pledged Operating Agreements” means all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” means all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Proceeds” has the meaning specified therefor in Section 3.

“PTO” means the United States Patent and Trademark Office.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Secured Obligations” means the Obligations (including all Secured Party Expenses regardless of whether such expenses accrue before or after the commencement of an Insolvency Proceeding, and regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (including all interest, costs, fees (including fees provided for in the Administrative Agent Fee Letter), premiums and charges after the commencement of an Insolvency Proceeding against any Grantor, whether or not such interest, costs, fees, premiums, and charges would be allowed or allowable in whole or in part as a claim against such Grantor in any such proceeding); provided, however, that, with respect to any Guarantor, Secured Obligations Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.

“Secured Parties” has the meaning specified therefor in the Credit Agreement.

“Secured Party Expenses” means all (a) reasonable costs or expenses (including taxes and insurance premiums) required to be paid by either Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Secured Parties, (b) reasonable documented out-of-pocket fees or charges paid or incurred by Administrative Agent in connection with the Secured Parties’ transactions with either Borrower or its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Administrative Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to either Borrower or its Subsidiaries, (d) Administrative Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of either Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) reasonable documented customary charges imposed or incurred by Administrative Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable documented out-of-pocket costs and expenses paid or incurred by the Secured Parties to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) Administrative Agent’s reasonable costs and expenses (including reasonable documented attorney’s fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Administrative Agent’s Liens in and to the Collateral, or the Secured Parties’ relationship with either Borrower or any of its Subsidiaries, (h) Administrative Agent’s reasonable documented costs and expenses (including reasonable documented attorney’s fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the Credit), or amending, waiving, or modifying the Loan Documents, and (i) Administrative Agent’s and each Lender’s reasonable documented costs and expenses (including reasonable documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning either Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any remedial action with respect to the Collateral; provided that, in no event shall the Grantors be responsible for the fees and expenses of more than one counsel for Administrative Agent or more than one counsel for the Lenders, collectively, in each case, with respect to any occurrence, event or matter involving the matters referred to in this clause (i).

“Securities Account” means a securities account (as that term is defined in the UCC).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Interest” has the meaning specified therefor in Section 3.

“Supporting Obligations” means supporting obligations (as such term is defined in the UCC), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Property.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title and interest in and to all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names, other indicia of origin or source identification, and general intangibles of a like nature, whether registered or unregistered, and, with respect to any and all of the foregoing, (a) all registrations and applications for registration thereof including the registrations and applications listed on Schedule 6, (b) all extensions and renewals thereof, (c) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (d) all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation thereof, (e) all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, proceeds  of suit and other payments now or hereafter due and/or payable with respect thereto, and (f) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trademark Security Agreement” means each Trademark Security Agreement executed and delivered by Grantors, or any of them, and Administrative Agent, in substantially the form of Exhibit D.

“UCC” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Administrative Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

“URL” means “uniform resource locator,” an internet web address.

(b)      Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified.  Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the Credit Agreement).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties.  Any reference herein to the satisfaction, repayment, or payment in full of the Secured Obligations shall have the same meaning as set forth in Section 11.20 of the Credit Agreement as if each reference therein to Obligations was a reference to Secured Obligations.

(c)       All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

Section 2.         Guaranty.

(a)       In recognition of the direct and indirect benefits to be received by Guarantors from the proceeds of the Loans and by virtue of the financial accommodations to be made to the Borrowers, each of the Guarantors, jointly and severally, hereby unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety the full and prompt payment by each other Guarantor, each Borrower and any other Loan Party, when due, whether upon maturity, acceleration, or otherwise, of all of the Secured Obligations.  If any or all of the Obligations constituting Secured Obligations becomes due and payable, each of the Guarantors, unconditionally and irrevocably, and without the need for demand, protest, or any other notice or formality, promises to pay such indebtedness to Administrative Agent, for the benefit of the Secured Parties, together with any and all reasonable expenses (including Secured Party Expenses) that may be incurred by Administrative Agent or any other Secured Party in demanding, enforcing, or collecting any of the Secured Obligations (including the enforcement of any collateral for such Secured Obligations or any collateral for the obligations of the Guarantors under this Guaranty).  If claim is ever made upon Administrative Agent or any other Secured Party for repayment or recovery of any amount or amounts received in payment of or on account of any or all of the Secured Obligations and any of Administrative Agent or any other Secured Party repays all or part of said amount by reason of (i) any judgment, decree, or order of any court or administrative body having jurisdiction over such payee or any of its property, or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including either Borrower or any Guarantor), then and in each such event, each of the Guarantors agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantors, notwithstanding any revocation (or purported revocation) of this Guaranty or other instrument evidencing any liability of any Grantor, and the Guarantors shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

(b)       Additionally, each of the Guarantors unconditionally and irrevocably guarantees the payment of any and all of the Secured Obligations to Administrative Agent, for the benefit of the Secured Parties, whether or not due or payable by any Loan Party upon the occurrence of any of the events specified in Section 8.1(h) or (i) of the Credit Agreement, and irrevocably and unconditionally promises to pay such indebtedness to Administrative Agent, for the benefit of the Secured Parties, without the requirement of demand, protest, or any other notice or other formality, in lawful money of the United States.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all Secured Obligations (including interest, reasonable fees, costs and expenses) that would be owed by any other obligor on the Secured Obligations but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding involving such other obligor because it is the intention of the Guarantors, the Administrative Agent and the Secured Parties that the Secured Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve either Borrower or any other Guarantor or Loan Party of any portion of such Secured Obligations.

(c)       Notwithstanding any other provision hereof, each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Secured Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law to the extent applicable to this Guaranty and the Secured Obligations of each Guarantor hereunder.  To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Secured Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Secured Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guaranty set forth in Section 2 hereof and its related contribution rights.  To the fullest extent permitted by applicable law, this Section 2(c) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Ownership Interest in such Guarantor.

(d)      The liability of each of the Guarantors hereunder is primary, absolute, and unconditional, and is independent of any security for or other guaranty of the Secured Obligations, whether executed by any other Guarantor or by any other Person, and the liability of each of the Guarantors hereunder shall not be affected or impaired by (i) any payment on, or in reduction of, any such other guaranty or undertaking, (ii) any dissolution, termination, or increase, decrease, or change in personnel by any Grantor, (iii) any payment made to Administrative Agent or any other Secured Party on account of the Obligations which Administrative Agent or any other Secured Party repays to any Grantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding (or any settlement or compromise of any claim made in such a proceeding relating to such payment), and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (iv) any action or inaction by Administrative Agent or any other Secured Party, or (v) any invalidity, irregularity, avoidability, or unenforceability of all or any part of the Obligations or of any security therefor.

(e)       Each Guarantor shall be liable under its guaranty set forth in this Section 2, without any limitation as to amount, for all present and future Secured Obligations, including under any transactions continuing, compromising, extending, modifying, releasing, or renewing the Secured Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or increasing the outstanding amount of the Loans or other Secured Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents on the date hereof, or creating new or additional Secured Obligations after prior Secured Obligations have been satisfied in whole or in part.  To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Secured Obligations.  If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by Administrative Agent, (ii) no such revocation shall apply to any Secured Obligations in existence on the date of receipt by Administrative Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Secured Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any Secured Party in existence on the date of such revocation, (iv) no payment by any Guarantor, either Borrower, or from any other source, prior to the date of Administrative Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder, and (v) any payment by either Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Secured Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder.  This Guaranty shall be binding upon each Guarantor, its successors and assigns and inure to the benefit of and be enforceable by Administrative Agent (for the benefit of the Secured Parties) and its successors, transferees, or assigns.

(f)       The guaranty by each of the Guarantors hereunder is a guaranty of payment and not of collection.  The obligations of each of the Guarantors hereunder are independent of the obligations of any other Guarantor or Grantor or any other Person and a separate action or actions may be brought and prosecuted against one or more of the Guarantors whether or not action is brought against any other Guarantor or Grantor or any other Person and whether or not any other Guarantor or Grantor or any other Person be joined in any such action or actions.  Each of the Guarantors waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof.  Any payment by any Grantor or other circumstance which operates to toll any  statute of limitations as to any Grantor shall operate to toll the statute of limitations as to each of the Guarantors.

(g)      Each of the Guarantors authorizes Administrative Agent and the other Secured Parties without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

(i)         change the manner, place, or terms of payment of, or change or extend the time of payment of, renew, increase, accelerate, or alter: (A) any of the Secured Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon); or (B) any security therefor or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Secured Obligations as so changed, extended, renewed, or altered;

(ii)        take and hold security for the payment of the Secured Obligations and sell, exchange, release, impair, surrender, realize upon, collect, settle, or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure any of the Secured Obligations (including any of the obligations of all or any of the Guarantors under this Guaranty) incurred directly or indirectly in respect thereof or hereof, or any offset on account thereof;

(iii)       exercise or refrain from exercising any rights against any Grantor;

(iv)      release or substitute any one or more endorsers, guarantors, any Grantor, or other obligors;

(v)       settle or compromise any of the Secured Obligations, any security therefor, or any liability (including any of those of any of the Guarantors under this Guaranty) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Grantor to its creditors;

(vi)      apply any sums by whomever paid or however realized to any liability or liabilities of any Grantor to Administrative Agent or any other Secured Party regardless of what liability or liabilities of such Grantor remain unpaid;

(vii)     consent to or waive any breach of, or any act, omission, or default under, this Agreement, any other Loan Document, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify, or supplement this Agreement, any other Loan Document, or any of such other instruments or agreements; or

(viii)    take any other action that could, under otherwise applicable principles of law, give rise to a legal or equitable discharge of one or more of the Guarantors from all or part of its liabilities under this Guaranty.

(h)       It is not necessary for Administrative Agent or any other Secured Party to inquire into the capacity or powers of any of the Guarantors or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Secured Obligations made or created in reliance upon the professed exercise of such powers shall be Secured Obligations hereunder.

(i)        Each Guarantor jointly and severally guarantees that the Secured Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto.  The obligations of each Guarantor under this Guaranty are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any other Guarantor or whether any other Guarantor is joined in any such action or actions.  The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defense it may now or hereafter have in any way relating to, any or all of the following:

(i)         any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(ii)        the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all collateral securing, or purporting to secure, the Secured Obligations or any other impairment of such collateral;

(iii)       any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including any renewal, extension or acceleration of or any increase in the Secured Obligations resulting from the extension of additional credit;

(iv)      any taking, exchange, release, or non-perfection of any Lien in and to any Collateral, or any taking, release, amendment, waiver of, or consent to departure from any other guaranty, for all or any of the Secured Obligations;

(v)       the existence of any claim, set-off, defense, or other right that any Guarantor may have at any time against any Person, including Administrative Agent or any other Secured Party;

(vi)      any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Secured Obligations or any security therefor;

(vii)     any failure or omission to assert or enforce, or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Document, at law, in equity or otherwise) with respect to the Secured Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Secured Obligations;

(viii)    any exercise of remedies with respect to any security for the Secured Obligations (including any collateral, including the Collateral, securing or purporting to secure any of the Secured Obligations) at such time and in such order and in such manner as the Administrative Agent and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies;

(ix)       any right or defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against any other Grantor or any guarantors or sureties, and without limiting the generality of the foregoing or any other provisions hereof, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to such Guarantor under applicable law;

(x)        any change, restructuring, or termination of the corporate, limited liability company, or partnership structure or existence of any Grantor and any corresponding restructuring of the Secured Obligations; or

(xi)       any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or any other guarantor or surety (other than payment of the Secured Obligations to the extent of such payment)

(j)        Waivers

(i)         Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require Administrative Agent or any other Secured Party to (A) proceed against any other Grantor or any other Person, (B) proceed against or exhaust any security held from any other Grantor or any other Person, (C) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Grantor, any other Person, or any collateral, or (D) pursue any other remedy in any Secured Party’s power whatsoever.  Each of the Guarantors waives any defense based on or arising out of any defense of any Grantor or any other Person, other than payment of the Secured Obligations to the extent of such payment, based on or arising out of the disability of any Grantor or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Grantor other than payment of the Obligations to the extent of such payment.  As and to the extent permitted under the Loan Documents, Administrative Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Administrative Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Administrative Agent or any other Secured Party may have against any Grantor or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Guarantors hereunder except to the extent the Secured Obligations have been paid and performed.

(ii)       Each of the Guarantors waives all diligence, presentments, demands for performance, protests and notices, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations.  Each of the Guarantors waives notice of any Default or Event of Default under any of the Loan Documents.  Each of the Guarantors assumes all responsibility for, and has adequate means of, being and keeping itself informed of each Grantor’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope, and extent of the risks which each of the Guarantors assumes and incurs hereunder, and agrees that neither Administrative Agent nor any of the other Secured Parties shall have any duty to advise any of the Guarantors of information known to them regarding such circumstances or risks.

(iii)       To the fullest extent permitted by applicable law, each Guarantor hereby waives: (A) any right to assert against any Secured Party, any defense (legal or equitable), set-off, counterclaim, or claim which each Guarantor may now or at any time hereafter have against either Borrower or any other Guarantor or Loan Party; (B) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or  enforceability of the Secured Obligations or any security therefor; (C) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party including any defense based upon an impairment or elimination of such Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against either Borrower or other guarantors or sureties; and (D) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Secured Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder.

(iv)      No Guarantor will exercise any rights that it may now or hereafter acquire against any Grantor or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Administrative Agent or any other Secured Party against any Grantor or any other Guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Grantor or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Secured Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and all of the Commitments have been terminated.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Administrative Agent, for the benefit of the Secured Parties, and shall forthwith be paid to Administrative Agent to be credited and applied to the Secured Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Agreement, or to be held as Collateral for any Secured Obligations or other amounts payable under this Guaranty thereafter arising.  Notwithstanding anything to the contrary contained in this Guaranty, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Grantor (the “Foreclosed Grantor”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Ownership Interests of such Foreclosed Grantor whether pursuant to this Agreement or otherwise.

(v)       The obligations of the Guarantors under this Agreement and the other Loan Documents, including their liability for the Secured Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2(j) or otherwise.  The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by the Administrative Agent or any Secured Party against any Guarantor or its property.  The Administrative Agent and the Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(vi)      Each of the Guarantors represents, warrants, and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law.

(k)      Any Indebtedness of either Borrower or any other Guarantor or Loan Party now or hereafter held by any other Guarantor (the “Obligee Guarantor”) whether as original creditor, assignee, or by way of subrogation, restitution or otherwise, is hereby subordinated in right of payment to the Secured Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Secured Parties and shall forthwith be paid over to the Administrative Agent for the benefit of the Secured Parties to be credited and applied against the Secured Obligations in accordance with the terms of the Credit Agreement or to be held as Collateral for any Secured Obligations, but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

(l)        Until the payment in full of the Secured Obligations, no Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other person in commencing any Insolvency Proceeding of or against either Borrower or any other Guarantor or Loan Party.  The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or Insolvency Proceeding, voluntary or involuntary, involving either Borrower or any other Guarantor or Loan Party or by any defense which either Borrower or any other Guarantor or Loan Party may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.  To the fullest extent permitted by law, the Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any interest, fees, costs, expenses or other Secured Obligations accruing or arising after the date on which such case or proceeding is commenced.

(m)      Intentionally omitted.

(n)      If all of the Ownership Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions of the Loan Documents to a Person that is not an Affiliate of either Borrower or any Guarantor, the guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by the Administrative Agent, any Secured Party or other Person effective as of the time of such sale or disposition.

Section 3.         Grant of Security.

Each Grantor hereby unconditionally grants, assigns and pledges to Administrative Agent, for the benefit of each Secured Party, to secure the Secured Obligations, a Lien on and continuing security interest (hereinafter referred to as the “Security Interest”) in all of such Grantor’s right, title, and interest in and to all personal property and other assets,  whether now owned, existing or hereafter acquired or arising from time to time, including without limitation the following property of such Grantor, wherever located (the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a)	all of such Grantor’s Accounts;

(b)	all of such Grantor’s Books;

(c)	all of such Grantor’s Chattel Paper;

(d)	all of such Grantor’s Commercial Tort Claims now or hereafter described on Schedule 1;

(e)	all of such Grantor’s Deposit Accounts;

(f)	all of such Grantor’s Equipment;

(g)	all of such Grantor’s Farm Products;

(h)	all of such Grantor’s Fixtures;

(i)	all of such Grantor’s General Intangibles;

(j)	all of such Grantor’s Insurance;

(k)	all of such Grantor’s Instruments;

(l)	all of such Grantor’s Inventory;

(m)	all of such Grantor’s Investment Property;

(n)	all of such Grantor’s Intellectual Property and Intellectual Property Licenses;

(o)	all of such Grantor’s Letters of Credit and Letter of Credit Rights;

(p)	all of such Grantor’s Negotiable Collateral (including all of such Grantor’s Pledged Notes);

(q)	all of such Grantor’s Pledged Interests (including all of such Grantor’s Pledged Operating Agreements and Pledged Partnership Agreements);

(r)	all of such Grantor’s Securities Accounts;

(s)	all of such Grantor’s Supporting Obligations;

(t)
all of such Grantor’s money, Cash Equivalents, or other assets of such Grantor that now or hereafter come into the possession, custody, or control of Administrative Agent (or its agent or designee) or any other Secured Party;

(u)	all of such Grantor’s Goods and other property not otherwise described above; and

(v)
all of the proceeds (as such term is defined in the UCC), and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and all collateral security and guaranties given by any Person with respect to the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles, Inventory, Investment Property, Intellectual Property, Negotiable Collateral, Pledged Interests, Securities Accounts, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (the “Proceeds”).  Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Administrative Agent from time to time with respect to any of the Investment Property.

Notwithstanding anything contained in this Agreement to the contrary, (i) the term “Collateral” shall not include any Excluded Property and (ii) until an Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document and thereafter until otherwise required by the Administrative Agent or the Required Lenders, Liens on vehicles or other Goods which are subject to a certificate of title law need not be perfected if the total value of such property at any one time not so perfected does not exceed $100,000 in the aggregate.

Section 4.         Security for Secured Obligations.

The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Administrative Agent, the Secured Parties or any of them, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Grantor due to the existence of such Insolvency Proceeding.

Section 5.         Grantors Remain Liable.

Anything herein to the contrary notwithstanding, (a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by  Administrative Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) none of the Secured Parties shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the Secured Parties be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.  So long as no Event of Default shall occur and be continuing, neither Administrative Agent nor any other Secured Party shall interfere with the quiet use, possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, except as otherwise provided in, and subject to and upon the terms of, this Agreement, the Credit Agreement, or any other Loan Document.  Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, dividend, and distribution rights, shall remain in the applicable Grantor unless an Event of Default has occurred and is continuing, as described more fully in Section 16.

Section 6.         Representations and Warranties.

In order to induce Administrative Agent to enter into this Agreement for the benefit of the Secured Parties, each Grantor makes the following representations and warranties to the Secured Parties which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date and such representations and warranties shall survive the execution and delivery of this Agreement:

(a)       The representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties that are qualified as to “materiality”, “Material Adverse Effect” or similar language, in which case such representations and warranties are true and correct (after giving effect to any such qualification therein) in all respects as of such date, in each case unless expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and the Secured Parties shall be entitled to rely on each of such representations and warranties as if they were fully set forth herein; provided that each reference in each such representation and warranty to each Borrower’s knowledge shall, for the purposes of this Section 6(a), be deemed to be a reference to such Grantor’s knowledge.

(b)       The name (within the meaning of Section 9-503 of the UCC) and jurisdiction of organization of each Grantor and each of its Subsidiaries is set forth on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).  Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.  Unless otherwise stated on Schedule 7, such Grantor is not a transmitting utility as defined in Section 9-102(a)(80) of the UCC.

(c)       The chief executive office of each Grantor and each of its Subsidiaries is located at the address indicated on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

(d)       Each Grantor’s and each of its Subsidiaries’ tax identification numbers and organizational identification numbers, if any, are identified on Schedule 7 (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under the Loan Documents).

(e)       As of the Closing Date, no Grantor and no Subsidiary of a Grantor holds any Commercial Tort Claims that exceed $500,000 in amount, except as set forth on Schedule 1.

(f)        As of the Closing Date, no Grantor is a beneficiary or assignee under any letter of credit other than the letters of credit described on Schedule 10.

(g)      As of the Closing Date, (i) Schedule 2 provides a complete and correct list of all registered Copyrights owned by any Grantor, all applications for registration of Copyrights owned by any Grantor, and all other Copyrights owned by any Grantor and constituting Material Intellectual Property; (ii) Schedule 3 provides a complete and correct list of all Intellectual Property Licenses entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor to any other Person (other than non-exclusive software licenses granted in the ordinary course of business) or (B) any Person has granted to any Grantor any license or other rights in Material Intellectual Property, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Grantor; (iii) Schedule 4 provides a complete and correct list of all Patents owned by any Grantor and all applications for Patents owned by any Grantor; and (iv) Schedule 6 provides a complete and correct list of all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor constituting Material Intellectual Property.

(h)      (i) Except for those matters which would not reasonably be expected to have a Material Adverse Effect, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, alleging that such Grantor, or the conduct of such Grantor’s business, infringes, misappropriates, dilutes, or otherwise violates the Intellectual Property of any other Person.  To each Grantor’s knowledge, no Person has infringed, misappropriated, diluted or otherwise violated or is currently infringing, misappropriating, diluting or otherwise violating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

(ii)       As of the Closing Date, to each Grantor’s knowledge, all registered Copyrights, registered Trademarks, and issued Patents that currently constitute Material Intellectual Property are valid, subsisting and enforceable and in compliance with all Legal Requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect.

(iii)      As of the Closing Date, to each Grantor’s knowledge, all Copyrights owned by such Grantor have been registered with the United States Copyright Office or, where appropriate, any foreign counterpart.

(iv)      As of the Closing Date, to each Grantor’s knowledge, such Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, appropriate notice of its trademark rights in common law Trademarks, proper marking practices in connection with its Patents, and appropriate notice of copyright in connection with the publication of its Copyrights.

(v)       Except as set forth on Schedule 2, 4, or 6, as applicable, as of the Closing Date such Grantor has not made a previous assignment, sale, transfer, exclusive license, or similar arrangement constituting a present or future assignment, sale, transfer, exclusive license or similar arrangement of any property that currently constitutes Material Intellectual Property that has not been terminated or released.

(vi)      Except for those matters which would not reasonably be expected to have a Material Adverse Effect, no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity, enforceability, or scope of, or such Grantor’s right to register, own or use, any Material Intellectual Property of such Grantor or such Grantor’s ownership interest therein, and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened.

(vii)     Except as would not reasonably be expected to have a Material Adverse Effect, each Grantor has taken commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that constitute Material Intellectual Property.  Except as would not reasonably be expected to have a Material Adverse Effect, none of the trade secrets of such Grantor has been used, divulged, disclosed or misappropriated to the detriment of such Grantor for the benefit of any other Person.

(i)        This Agreement creates a valid security interest in the Collateral of each Grantor, to the extent a security interest therein can be created under the UCC, securing the payment of the Secured Obligations.  Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the UCC, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Administrative Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 9.  Upon the making of such filings, Administrative Agent shall have a first priority perfected security interest (subject to Permitted Prior Liens) in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement.  Upon filing of any Copyright Security Agreement with the United States Copyright Office, filing of any Patent Security Agreement and any Trademark Security Agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 9, all action necessary or desirable to protect and perfect the Security Interest in and on each Grantor’s Patents, Trademarks, or Copyrights has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.  As of the Closing Date, all action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.  Without limiting the foregoing, each Grantor has pursuant to Section 7: (i) established the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts pursuant to Sections 7(d) and 7(e), (ii) established the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts (other than Excluded Deposit Accounts), (iii) established the Administrative Agent’s “control” (within the meaning of Section 9‑107 of the UCC) over all Letter of Credit Rights pursuant to Section 7(f) hereof, (iv) established the Administrative Agent’s control (within the meaning of Section 9-105 of the UCC) over all Electronic Chattel Paper pursuant to Section 7(c) hereof and (v) established the Administrative Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transactions Act as in effect in the applicable jurisdiction (the “UETA”)) over all “transferable records” (as defined in UETA).

(j)        Such Grantor owns each item of the Collateral free and clear of any and all Liens or claims, including liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, except with respect to Permitted Liens.  No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

(k)       Any Inventory now or hereafter produced by any Grantor included in the Collateral has been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

(l)        (i) As of the Closing Date, Schedule 5 hereto sets forth all of the Pledged Interests owned by any Grantor and such Pledged Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interest or percentage of partnership interests of the respective issuers thereof indicated on such Schedule; (ii) except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Interests; (iii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Ownership Interests of the Pledged Companies of such Grantor identified on Schedule 5 as supplemented or modified by any Pledged Interests Addendum or any Joinder to this Agreement; (iv) such Grantor has the right and requisite authority to pledge the Investment Property pledged by such Grantor to Administrative Agent as provided herein; (v) on the Closing Date all actions necessary or desirable to perfect and establish the first priority (subject to Permitted Prior Liens) of, or otherwise protect, Administrative Agent’s Liens in the Investment Property, and the proceeds thereof, have been duly taken, upon (A) the execution and delivery of this Agreement; (B) the taking of possession by Administrative Agent (or its agent or designee) of any certificates representing the Pledged Interests, together with undated powers (or other documents of transfer acceptable to Administrative Agent) endorsed in blank by the applicable Grantor; (C) the filing of financing statements in the applicable jurisdiction set forth on Schedule 9 for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts (other than Excluded Securities Accounts), the delivery of Control Agreements with respect thereto; and (vi) each Grantor has delivered to and deposited with Administrative Agent all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers (or other documents of transfer acceptable to Administrative Agent) endorsed in blank with respect to such certificates.  None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(m)      No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or (ii) for the exercise by Administrative Agent of the voting or other rights provided for in this Agreement with respect to the Investment Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Property by laws affecting the offering and sale of securities generally and except for consents, approvals, authorizations, or other orders or actions that have been obtained or given (as applicable) and that are still in force.  No Intellectual Property License of any Grantor that constituted Material Intellectual Property requires any consent of any other Person that has not been obtained in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such Intellectual Property License.

(n)       As of the Closing Date, Schedule 5 hereto sets forth under the heading “Pledged Notes” all of the promissory notes (as defined in the UCC) or other debt securities owned by any Grantor (each a “Pledged Note”) and all of such Pledged Notes have been, in the case of those issued by Affiliates of such Grantor, or, in the case of those issued by Persons that are not Affiliates of such Grantor, to the knowledge of such Grantor have been, duly authorized, authenticated, issued and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms and, in the case of those issued by Affiliates of such Grantor, constitute all of the issued and outstanding intercompany indebtedness owed by such Affiliates to such Grantor evidenced by an instrument or certificated security of the respective issuers thereof.

(o)      As of the Closing Date, Schedule 5 hereto sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts,” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which each Grantor or their Subsidiaries has an interest (as such Schedule may be updated from time to time and provided that Grantors comply with Section 7(e) hereof), including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Securities Accounts, Commodities Accounts or Deposit Accounts maintained with such Person.  Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account or any securities, commodities or other property credited thereto.

(p)       As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents and warrants that the Pledged Interests issued pursuant to such agreement (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not constitute investment company securities, and (iii) are not held by such Grantor in a Securities Account.  In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide that such Pledged Interests are securities governed by Article 8 of the UCC as in effect in any relevant jurisdiction.  No Grantor shall exist or be formed or acquired as a limited liability company or a partnership unless applicable local law would permit the Administrative Agent, on behalf of the Secured Parties, to exercise all of its rights and remedies under this Agreement with respect to the applicable Pledged Interests, Pledged Operating Agreements and/or Pledged Partnership Agreements, including exercising voting and other consensual rights of a member or partner thereunder, as applicable, and the right to participate in the management in the business and affairs of such limited liability company or partnership, as applicable, in each case without any further action or approval under, and without the need for complying with any other procedures set forth in, such Pledged Interests, Pledged Operating Agreements and/or Pledged Partnership Agreements.

(q)      (i) As of the Closing Date, none of the Collateral constitutes, or is the Proceeds of, (A) Farm Products, (B) As-Extracted Collateral, (C) Manufactured Homes, (D) Health-Care Insurance Receivables, (E) timber to be cut or (F) satellites, ships or railroad rolling stock.  As of the Closing Date, no material portion of the Collateral consists of Vehicles or other goods subject to a certificate of title.

(ii)       As of the Closing Date, no material portion of such Grantor’s assets constitutes Excluded Property and no Excluded Property is material to the business of such Grantor.

Section 7.         Covenants.

Each Grantor, jointly and severally, covenants and agrees with Administrative Agent that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 23:

(a)       Intentionally Omitted.

(b)       Possession of Collateral.  In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Property, or Chattel Paper having an aggregate value or face amount of $1,000,000 or more for all such Negotiable Collateral, Investment Property, or Chattel Paper, the Grantors shall promptly (and in any event within five (5) Business Days after acquisition thereof), notify Administrative Agent thereof, and endorse and deliver physical possession of such Negotiable Collateral, Investment Property, or Chattel Paper to Administrative Agent, together with such undated powers (or other relevant document of transfer acceptable to Administrative Agent) endorsed in blank as shall be requested by Administrative Agent, and shall do such other acts or things deemed necessary or desirable by Administrative Agent to protect Administrative Agent’s Security Interest therein and promptly (and in any event within five (5) Business Days) after request by Administrative Agent, shall execute such other documents and instruments as shall be requested by Administrative Agent.

(c)       Chattel Paper.  (i) If any of the Collateral with a value in excess of $1,000,000 is or shall become Electronic Chattel Paper, such Grantor shall ensure that (A) a single authoritative copy exists which is unique, identifiable and unalterable (except as provided in clauses (C), (D) and (E) of this paragraph), (B) such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (C) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (D) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (E) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision; and

(ii)       If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement), promptly upon the request of Administrative Agent, such Chattel Paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Prospect Capital Corporation, as Administrative Agent, for the benefit of the Secured Parties”.

(d)      Uncertificated Securities.  If any of the Collateral is or shall become evidenced or represented by Uncertificated Securities having an aggregate value in excess of $1,000,000, the Grantors shall cause the issuers thereof either (i) to register the Administrative Agent as the registered owner of each such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with the applicable Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

(e)      Control Agreements.  Each Grantor shall obtain an authenticated Control Agreement from each bank or financial institution maintaining a Deposit Account (other than Excluded Deposit Accounts) or Securities Account (other than Excluded Securities Accounts) for such Grantor.

(f)        Letter-of-Credit Rights.  If the Grantors (or any of them) are or become the beneficiary of letters of credit having a face amount or value of $1,000,000 or more in the aggregate, then the applicable Grantor or Grantors shall promptly (and in any event within five (5) Business Days after becoming a beneficiary), notify Administrative Agent thereof and, promptly (and in any event within five (5) Business Days) after request by Administrative Agent, enter into a tri-party agreement with Administrative Agent and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Administrative Agent and directing all payments thereunder to a Deposit Account subject to a Control Agreement, all in form and substance reasonably satisfactory to Administrative Agent.

(g)      Commercial Tort Claims.  If the Grantors (or any of them) obtain Commercial Tort Claims having a value, or involving an asserted claim, in the amount of $1,000,000 or more in the aggregate for all Commercial Tort Claims, then the applicable Grantor or Grantors shall promptly (and in any event within five (5) Business Days of obtaining such Commercial Tort Claim), notify Administrative Agent upon incurring or otherwise obtaining such Commercial Tort Claims and, promptly (and in any event within five (5) Business Days) after request by Administrative Agent, amend Schedule 1 to describe such Commercial Tort Claims in a manner that reasonably identifies such Commercial Tort Claims and which is otherwise reasonably satisfactory to Administrative Agent, and hereby authorizes the filing of additional financing statements or amendments to existing financing statements describing such Commercial Tort Claims, and agrees to do such other acts or things deemed necessary or desirable by Administrative Agent to give Administrative Agent a first priority perfected security interest (subject to Permitted Prior Liens) in any such Commercial Tort Claim.

(h)      Government Contracts.  Following the request of Administrative Agent, other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $1,000,000, if any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within five (5) Business Days of the creation thereof) notify Administrative Agent thereof and, promptly (and in any event within five (5) Business Days) after request by Administrative Agent, execute any instruments or take any steps reasonably required by Administrative Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Administrative Agent, for the benefit of the Secured Parties, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law.

(i)        Intellectual Property.  (i) In order to facilitate filings with the PTO and the United States Copyright Office, each Grantor shall execute and deliver to Administrative Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence Administrative Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby, and such Grantor shall promptly execute and deliver, and have recorded, any and all other agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Security Interest in any such Intellectual Property with any other applicable offices, agencies or Governmental Authorities;

(ii)       Each Grantor shall have the duty, with respect to Material Intellectual Property, to protect and diligently enforce and defend at such Grantor’s expense such Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of such Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of such Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s material Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability.  Each Grantor further agrees not to discontinue use of or abandon, forfeit, cancel, dedicate to the public, allow to lapse or otherwise impair any Material Intellectual Property or Intellectual Property License that constituted Material Intellectual Property.  Each Grantor hereby agrees to take the steps described in this Section 7(i)(ii) with respect to all new or acquired Material Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled;

(iii)      Grantors acknowledge and agree that the Secured Parties shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor.  Without limiting the generality of this Section 7(i)(iii), Grantors acknowledge and agree that no Secured Party shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but the Administrative Agent, on behalf of the Secured Parties, may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of the Borrowers and shall be chargeable to the loan account of the Borrowers as a Secured Party Expense;

(iv)     On each date on which an Officer’s Compliance Certificate is to be delivered pursuant to Section 6.2 of the Credit Agreement in respect of a fiscal quarter (or, if an Event of Default has occurred and is continuing, more frequently if requested by Administrative Agent), each Grantor shall provide Administrative Agent with a written report of all Patents, Trademarks or Copyrights that are registered or the subject of pending applications for registrations, and of all Intellectual Property Licenses that constitute Material Intellectual Property, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and any statement of use or amendment to allege use which were filed by any Grantor during the prior period with respect to intent-to-use trademark applications.  In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property except as would not result in a Material Adverse Effect.  In each of the foregoing cases, the applicable Grantor shall promptly (A) comply with Section 7(i)(i) with respect to such Intellectual Property and (B) cause to be prepared, executed, and delivered to Administrative Agent supplemental schedules to the applicable Loan Documents to identify such Patent, Trademark and Copyright registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Intellectual Property Licenses as being subject to the security interests created thereunder;

(v)       Anything to the contrary in this Agreement notwithstanding, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any material Copyright with the United States Copyright Office or any similar office or agency in another country without giving Administrative Agent prompt written notice thereof and complying with Section 7(i)(i).  Upon receipt from the United States Copyright Office of notice of registration of any Copyright, each Grantor shall promptly (but in no event later than five (5) Business Days following such receipt) notify (but without duplication of any notice required by Section 7(i)(v)) Administrative Agent of such registration by delivering, or causing to be delivered, to Administrative Agent, documentation sufficient for Administrative Agent to perfect Administrative Agent’s Liens on such Copyright.  If any Grantor acquires from any Person any Copyright registered with the United States Copyright Office or an application to register any Copyright with the United States Copyright Office, such Grantor shall promptly (but in no event later than five (5) Business Days following such acquisition) notify Administrative Agent of such acquisition and deliver, or cause to be delivered, to Administrative Agent, documentation sufficient for Administrative Agent to perfect Administrative Agent’s Liens on such Copyright.  In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than five (5) Business Days following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights;

(vi)      No Grantor shall enter into any Intellectual Property License that constitutes Material Intellectual Property to receive any license or rights in any Intellectual Property of any other Person unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to Administrative Agent (and any transferees of Administrative Agent);

(vii)     Such Grantor shall use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that would in any way materially impair or prevent the creation of a security interest in such Grantor’s rights and interests in any property that constitutes Material Intellectual Property;

(viii)    Such Grantor shall promptly notify the Administrative Agent if it knows or has reason to know that any item of Material Intellectual Property may become (A) abandoned or dedicated to the public or placed in the public domain, (B) invalid or unenforceable, (C) subject to any adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or  enforceability of such item of Intellectual Property (including the institution of, or any adverse development with respect to, any action or proceeding in the PTO, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court) or (D) the subject of any reversion or termination rights;

(ix)       Such Grantor shall use proper notice of its Intellectual Property rights in connection with the use of any of its Material Intellectual Property; and

(x)       Such Grantor shall take all commercially reasonable steps reasonably necessary to protect the secrecy of all trade secrets constituting Material Intellectual Property, including entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents.

(j)        Investment Property.  (i) If any Grantor shall acquire, obtain, receive or become entitled to receive any Pledged Interests after the Closing Date, whether in addition to, in substitution of, as a conversion for, or in exchange for, any shares of or other ownership interests in the Pledged Interests, it shall (except to the extent the same constitutes Excluded Property for purposes of this Agreement) (A) promptly (and in any event within five (5) Business Days of acquiring or obtaining such Collateral) deliver to Administrative Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests, (B) accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the benefit of the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations;

(ii)       Upon the occurrence and during the continuance of an Event of Default, all sums of money and property paid or distributed in respect of the Investment Property that are received by any Grantor (including in connection with the liquidation or dissolution of any issuer of such Investment Property) shall be held by the Grantors in trust for the benefit of Administrative Agent segregated from such Grantor’s other property, and such Grantor shall deliver it forthwith to Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations;

(iii)      Each Grantor shall promptly deliver to Administrative Agent a copy of each material notice or other material communication received by it in respect of any Pledged Interests;

(iv)     No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests in any manner that materially changes the rights of such Grantor with respect to any Pledged Interests or adversely affects the validity, perfection or priority of the Administrative Agent’s security interest therein;

(v)       Each Grantor agrees that it will cooperate with Administrative Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law to effect the perfection of the Security Interest on the Investment Property or to effect any sale or transfer thereof;

(vi)      Each Grantor which is an issuer of Pledged Interests agrees that (A) it will be bound by the terms of this Agreement relating to the Pledged Interests issued by it and will comply with such terms insofar as such terms are applicable to it, (B) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 7(j)(i) or (ii) with respect to the Pledged Interests issued by it and (C) the terms of Section 16(d) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 16(d) with respect to the Pledged Interests issued by it.  In addition, each Grantor which is either an issuer or an owner of any Pledged Interests hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Administrative Agent and to the transfer of any Pledged Interest to the Administrative Agent or its nominee following an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner, member or shareholder or other equity holder of the issuer of the related Pledged Interest;

(vii)     As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby covenants that the Pledged Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account.  Without the prior written consent of the Administrative Agent, no Grantor will cause or permit the issuer of any Pledged Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests to provide that such Pledged Interests are securities governed by Article 8 of the UCC as in effect in any relevant jurisdiction; provided, however, that notwithstanding the foregoing, if any issuer of any Pledged Interests takes any such action in violation of the foregoing in this clause (vii), such Grantor shall promptly notify the Administrative Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Administrative Agent’s “control” thereof;

(viii)    In addition to and not in lieu of the foregoing, if any issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including causing the issuer to register the pledge on its books and records, as may be necessary or advisable or as may be reasonably requested by the Administrative Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Administrative Agent; and

(ix)      Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive dividends and other distributions in respect of the Pledged Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business or otherwise as a result of the exercise of reasonable business judgment of the relevant issuer, to the extent permitted by the Credit Agreement, and to exercise all voting, corporate, consensual and other rights and privileges with respect to the Investment Property; provided, that no vote shall be cast or corporate or other consensual right exercised or other action taken which, in the Administrative Agent’s reasonable discretion, would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(k)       Fixtures.  Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property.

(l)        Transfers and Other Liens.  The inclusion of Proceeds in the Collateral shall not be deemed to constitute Administrative Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents.

(m)      Name, Etc.  No Grantor will, nor will any Grantor permit any of its Subsidiaries to, change its name, organizational identification number, jurisdiction of organization or organizational identity; provided, that Grantor or any of its Subsidiaries may change its name upon at least five (5) days  prior written notice to Administrative Agent of such change and delivery to the Administrative Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided f or herein.

(n)      Pledged Notes.  Grantors (i) without the prior written consent of Administrative Agent, will not (A) waive or release any obligation of any Person that is obligated under any Pledged Notes with a value in excess of $1,000,000 in the aggregate, (B) take or omit to take any action or knowingly suffer or permit any action to be omitted or taken, the taking or omission of which would result in any right of offset against sums payable under the Pledged Notes with a value in excess of $1,000,000 in the aggregate, or (C) other than Asset Dispositions, assign or surrender their rights and interests under the Pledged Notes with a value in excess of $1,000,000 in the aggregate or terminate, cancel, modify, change, supplement or amend the Pledged Notes, and (ii) shall provide to Administrative Agent copies of all material written notices (including notices of default) given or received with respect to the Pledged Notes with a value in excess of $1,000,000 promptly after giving or receiving such notice.

Section 8.         Relation to Other Collateral Documents.

The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

(a)       Credit Agreement.  In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

(b)       Patent, Trademark, Copyright Security Agreements.  The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Administrative Agent hereunder.  In the event of any conflict between any provision in this Agreement and a provision in a Copyright Security Agreement, Trademark Security Agreement or Patent Security Agreement, such provision of this Agreement shall control.

Section 9.         Further Assurances.

(a)       Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that Administrative Agent may reasonably request in order to perfect and protect the Security Interest granted hereby, having at least the priority described in Section 6(i), to create, perfect or protect the Security Interest purported to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b)       Each Grantor authorizes the filing by Administrative Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Administrative Agent such other instruments or notices, as Administrative Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c)       Each Grantor authorizes Administrative Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information  required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance.  Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Administrative Agent in any jurisdiction.

(d)       Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(e)       Each Grantor shall furnish the Administrative Agent with such information regarding the Collateral, including the location thereof, as the Administrative Agent may reasonably request from time to time.

Section 10.       Administrative Agent’s Right to Perform Contracts, Exercise Rights, etc.

Upon the occurrence and during the continuance of an Event of Default, Administrative Agent (or its designee) (a) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could, (b) shall have the right to use any Grantor’s rights under Intellectual Property Licenses in connection with the enforcement of Administrative Agent’s rights hereunder, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses, and (c) shall have the right to request that any Ownership Interests that are pledged hereunder be registered in the name of Administrative Agent or any of its nominees.

Section 11.       Administrative Agent Appointed Attorney-in-Fact.

Each Grantor hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Administrative Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)       to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor and to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(b)       to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Administrative Agent;

(c)       to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(d)       to file any claims or take any action or institute any proceedings which Administrative Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Administrative Agent with respect to any of the Collateral;

(e)       to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

(f)       execute, in connection with any sale provided for in Section 17(a) or 17(g), any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(g)      defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;

(h)      settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate;

(i)        to use any Intellectual Property or Intellectual Property Licenses of such Grantor, including any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor;

(j)        assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine;

(k)       Administrative Agent, on behalf of the Secured Parties, shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property and Intellectual Property Licenses and, if Administrative Agent shall commence any such suit, the appropriate Grantor shall, at the request of Administrative Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Administrative Agent in aid of such enforcement; and

(l)        generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the security interests of the Administrative Agent therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

Section 12.       Administrative Agent May Perform.

If any Grantor fails to perform any agreement contained herein, Administrative Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Administrative Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

Section 13.       Administrative Agent’s Duties.

(a)       Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

(b)       The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon Administrative Agent to  exercise any such powers.  Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Administrative Agent accords its own property.

(c)        The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Collateral Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Agreement shall apply to any such sub-agent and to any of the Affiliates of the Administrative Agent and any such sub-agents, and shall apply to their respective activities as if such sub-agent and Affiliates were named herein in connection with the transactions contemplated hereby and by the Collateral Documents.  Notwithstanding anything herein to the contrary, each sub-agent appointed by the Administrative Agent or Affiliate of the Administrative Agent or Affiliate of any such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Secured Parties, and such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent or Affiliate acting in such capacity.

Section 14.       Collection of Accounts, General Intangibles and Negotiable Collateral.

At any time upon the occurrence and during the continuance of an Event of Default, Administrative Agent or Administrative Agent’s designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral of such Grantor have been assigned to Administrative Agent, for the benefit of the Secured Parties, or that Administrative Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral of any Grantor directly, and any collection costs and expenses shall constitute part of such Grantor’s Secured Obligations under the Loan Documents.

Section 15.       Disposition of Pledged Interests by Administrative Agent.

None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Grantor understands that in connection with such disposition, Administrative Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market.  Each Grantor, therefore, agrees that: (a) if Administrative Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Administrative Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Administrative Agent has handled the disposition in a commercially reasonable manner.

Section 16.       Voting and Other Rights in Respect of Pledged Interests.

(a)        Upon the occurrence and during the continuation of an Event of Default, in addition to all other rights and remedies available to the Administrative Agent under any other agreement, at law, in equity, or otherwise, and in all cases without any requirement that any notice be delivered to any Person, (i) the Administrative Agent shall have the sole and exclusive right to receive any and all dividends, payments or other Proceeds paid in respect of the Pledged Interests and other Investment Property and make application thereof to the Secured Obligations in the manner set forth in Section 2.9 of the Credit Agreement, (ii) the Administrative Agent shall have the sole and exclusive right (but shall be under no obligation) to register any or all of the Pledged Interests and other Investment Property in the name of the Administrative Agent or its nominee (iii) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights with respect to Pledged Interests and Investment Property which it would otherwise be entitled to exercise shall automatically cease and all such rights shall thereupon become vested, solely and exclusively in the Administrative Agent and Administrative Agent or its nominee may, at its option, and without notice to any Grantor, and in addition to all rights and remedies available to Administrative Agent under any other agreement, at law, in equity, or otherwise, exercise or refrain from exercising, (x) all voting rights, or any other ownership or consensual rights (including any dividend or distribution rights) in respect of the Pledged Interests and Investment Property owned by such Grantor, whether at any meeting of shareholders of the relevant issuer or issuers, by written consent in lieu of a meeting or otherwise, but under no circumstances is Administrative Agent obligated by the terms of this Agreement to exercise such rights and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Interest and other Investment Property as if it were the absolute owner thereof (including the right to exchange, at its discretion, any and all of the Pledged Interest or other Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to the Pledged Interest or other Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interest or other Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine in its sole discretion), all without liability except to account for property actually received by the Administrative Agent, but the Administrative Agent shall have no duty to any Grantor or any other Person to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing and (iv)  each Grantor hereby appoints Administrative Agent, such Grantor’s true and lawful attorney-in-fact and Irrevocable Proxy to vote all or any such Pledged Interests and Investment Property in any manner Administrative Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders (including holders of Capital Stock of any issuer), partners or members, as the case may be.  The power-of-attorney and proxy granted hereby is coupled with an interest and shall be irrevocable, and shall be effective without the necessity that any action  be taken by any Person (including the issuer of the relevant Pledged Interest or other Investment Property or any officer or agent thereof), shall survive the bankruptcy, dissolution or winding up of each relevant Grantor, and shall terminate only on the Facility Termination Date.  In order to permit the Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly (and in any event within one (1) Business Day following a request from the Administrative Agent), execute and deliver (or cause to be executed and delivered) to the Administrative Agent all proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and each Grantor acknowledges that the Administrative Agent may utilize the power of attorney set forth herein.

(b)       Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the sole and exclusive right (but not the obligation), without notice to any Grantor, to transfer all or any portion of the Pledged Interest, Pledged Securities and Investment Property to its name or the name of its nominee or agent.

(c)       For so long as any Grantor shall have the right to vote the Pledged Interests or any other Investment Property owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Administrative Agent, vote or take any consensual action with respect to such Pledged Interests which would adversely affect the rights of Administrative Agent or the other Secured Parties, or impair the value of the Pledged Interests and Investment Property or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(d)       Each Grantor hereby authorizes and instructs each issuer of any Pledged Interests pledged by such Grantor hereunder to comply with any instruction received by it from the Administrative Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each issuer shall be fully protected in so complying.

(e)       Each Grantor covenants and agrees that on the date that is thirty (30) days prior to the date of expiration (by operation of applicable law) of the irrevocable proxy granted pursuant to this Section 16 each Grantor shall (and shall automatically be deemed to) grant the Administrative Agent a new irrevocable proxy, on the same terms as those previously granted pursuant to this Section 16. Upon the reasonable written request of the Administrative Agent, such Grantor agrees to deliver to the Administrative Agent, on behalf of the Administrative Agent and the other Secured Parties, such further evidence of such irrevocable proxy or such further irrevocable proxies to enable the Secured Party to vote the Pledged Interest after the occurrence of an Event of Default.

Section 17.       Remedies.

Upon the occurrence and during the continuance of an Event of Default:

(a)      Administrative Agent may, and, at the instruction of the Required Lenders, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the UCC or any other applicable law.  Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Administrative Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Administrative Agent forthwith, assemble all or part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Administrative Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Administrative Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notification of sale shall be required by law, at least ten (10) days notification by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the UCC.  Administrative Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given.  Administrative Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the UCC.  Each Grantor agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC.  Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.  Each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  The Administrative Agent shall have the right to enter onto the property where any Collateral is located without any obligation to pay rent and take possession thereof with or without judicial process.

(b)       Administrative Agent shall deduct from such Proceeds all reasonable costs and expenses of every kind incurred in connection with the exercise of its rights and remedies against the Collateral or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements.  Any net Proceeds remaining after such deductions shall be applied or retained by the Administrative Agent in accordance with Section 17(e).  Only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a) of the UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  If the Administrative Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent.  In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the applicable Grantor shall be credited with proceeds of the sale.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by it or them of any rights hereunder.

(c)       Administrative Agent is hereby granted an irrevocable, nonexclusive and assignable license or other right to use, without liability for royalties or any other charge, each Grantor’s Intellectual Property now owned or hereafter acquired, developed or created, wherever the same may be located, including any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, and advertising matter, whether owned by any Grantor or with respect to which any Grantor has rights under license, sublicense, or other agreements (including any Intellectual Property License), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor’s rights under all licenses and all franchise agreements shall inure to the benefit of Administrative Agent.  Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(d)       Administrative Agent may, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Grantor or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the UCC or any other applicable law), (i) with respect to any Grantor’s Deposit Accounts in which Administrative Agent’s Liens are perfected by control under Section 9-104 of the UCC, instruct the bank maintaining such Deposit Account for the applicable Grantor to pay the balance of such Deposit Account to or for the benefit of Administrative Agent, and (ii) with respect to any Grantor’s Securities Accounts in which Administrative Agent’s Liens are perfected by control under Section 9-106 of the UCC, instruct the securities intermediary maintaining such Securities Account for the applicable Grantor to (A) transfer any cash in such Securities Account to or for the benefit of Administrative Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or for the benefit of Administrative Agent.

(e)       Any cash held by Administrative Agent as Collateral and all cash proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement.  With respect to any proceeds of Insurance received by the Administrative Agent, (i) if no Event of Default shall have occurred and be continuing, (A) such Insurance Proceeds shall be returned to the Grantors if permitted or required by the Credit Agreement or (B) if not so permitted or required by the Credit Agreement, then such Insurance Proceeds shall be applied in accordance with this Section 17(e) and (ii) if an Event of Default shall have occurred and be continuing, then such Insurance Proceeds shall be applied in accordance with this Section 17(e).  In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

(f)        Each Grantor hereby acknowledges that the Secured Obligations arise out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Administrative Agent shall have the right to an immediate writ of possession without notice of a hearing.  Administrative Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Administrative Agent.

(g)       Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Pledged Interests or the Pledged Notes by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Interests or the Pledged Notes for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

Section 18.       Remedies Cumulative.

Each right, power, and remedy of Administrative Agent or any other Secured Party as provided for in this Agreement or the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement and the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Administrative Agent or any other Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Administrative Agent or such other Secured Party of any or all such other rights, powers, or remedies.

Section 19.       Marshaling.

Administrative Agent shall not be required to marshal any present or future collateral security (including the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Administrative Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

Section 20.       Indemnity and Expenses.

The terms and provisions of Section 11.5 of the Credit Agreement are hereby incorporated by reference herein as if fully set forth herein, and each Grantor agrees that the terms of Section 11.5 of the Credit Agreement shall apply to such Grantor, mutatis mutandis.

Section 21.       Merger, Amendments; Etc.

This Agreement, together with the other Loan Documents, represents the final agreement between the parties in respect of the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or oral agreements of the parties.  There are no unwritten agreements between the parties.  No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Administrative Agent and each Grantor to which such amendment applies. Notwithstanding anything herein to the contrary, none of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the last paragraph of Section 11.4 of the Credit Agreement (“Amendments, Waivers and Consents”).

Section 22.       Addresses for Notices.

All notices and other communications provided for herein shall be (a) in writing, (b) delivered and deemed received in accordance with the procedures set forth in Section 11.3 of the Credit Agreement, and (c) addressed to the parties at the address, facsimile number or email address provided therein. Any party hereto may change its address, facsimile number or email address for notice and other communications hereunder by notice to all of the other parties hereto in accordance with the foregoing.

Section 23.       Continuing Security Interest: Assignments under Credit Agreement.

(a)       This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Secured Obligations have been paid in full in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Administrative Agent, and its successors, transferees and assigns and the other Secured Parties and their successors and assigns.  Without limiting the generality of the foregoing clause (iii), any Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.  Upon payment in full of the Secured Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Guaranty made and the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto.  At such time, upon Borrowers’ request, Administrative Agent will authorize the filing of appropriate termination statements to terminate such Security Interest and will otherwise comply with its obligations under Section 10.13 of the Credit Agreement.  No transfer or renewal, extension, assignment or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Administrative Agent nor any additional Loans or other loans made by any Lender to the Borrowers, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Administrative Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any obligation, except as contemplated by Section 10.13 of the Credit Agreement.  Administrative Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Administrative Agent and then only to the extent therein set forth.  A waiver by Administrative Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Administrative Agent would otherwise have had on any other occasion.

(b)       Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Administrative Agent or any other Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, (i) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing clause (a), or (ii) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 24.       Exculpation of the Administrative Agent.

(a)       Without limiting the exculpation provisions of the Credit Agreement, the Administrative Agent shall not be responsible to any Secured Party for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or of any Collateral Document or the validity or perfection of any security interest or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to the Secured Parties or by or on behalf of any Secured Party to the Administrative Agent or any Secured Party in connection with the Collateral Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Secured Obligations, nor shall the Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Collateral Documents or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing.

(b)       Neither the Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable to any Secured Party for any action taken or omitted by the Administrative Agent under or in connection with any of the Collateral Documents except to the extent caused solely and proximately by the Administrative Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  The Administrative Agent shall be entitled to refrain from any act or the taking of any action in connection herewith or any of the Collateral Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Administrative Agent shall have been instructed in respect thereof by the Required Lenders and, upon such instruction, the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such written instructions.  Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Grantors and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any of the Collateral Documents in accordance with the Credit Agreement.

(c)       Without limiting the indemnification provisions of the Credit Agreement, each Secured Party not party to the Credit Agreement severally agrees to indemnify the Administrative Agent, to the extent that the Administrative Agent shall not have been reimbursed by any Loan Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the Collateral Documents or otherwise in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or the Collateral Documents; provided, no such Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely and proximately from the Administrative Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts insufficiently indemnified against until such additional indemnity is furnished.

(d)       No direction given to the Administrative Agent which imposes, or purports to impose, upon the Administrative Agent any obligation not set forth in or arising under this Agreement or any Collateral Document accepted or entered into by the Administrative Agent shall be binding upon the Administrative Agent.

Section 25.       No Individual Foreclosure, Etc.

No Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Secured Obligations except to the extent expressly contemplated by this Agreement or the other Loan Documents, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the  Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the guarantees of the Secured Obligations provided hereunder and under any other Loan Documents, to have agreed to the foregoing provisions and the other provisions of this Agreement.  Without limiting the generality of the foregoing, each Secured Party authorizes the Administrative Agent to credit bid all or any part of the Secured Obligations held by it.

Section 26.       Taxes.

The terms and provisions of Section 11.1 of the Credit Agreement are hereby incorporated by reference herein as if fully set forth herein, and each Grantor agrees that the terms of Section 11.1 of the Credit Agreement shall apply to such Grantor, mutatis mutandis.

Section 27.       Set-Off.

Each Grantor hereby irrevocably authorizes Administrative Agent, for the benefit of each Secured Party, at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, at any time held or owing by any Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent may elect, against and on account of the obligations and liabilities then due and owing by such Grantor to such Secured Party hereunder, under the Credit Agreement or any other Loan Document.  Administrative Agent, when exercising any right of set-off, shall notify such Grantor promptly of any such set-off and the application made by such Person of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of Administrative Agent under this Section 27 are in addition to other rights and remedies (including other rights of set-off) which Administrative Agent may have.

Section 28.       Survival.

All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.

Section 29.       Governing Law; Jurisdiction, Waiver of Jury Trial, etc.

(a)        This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York for contracts made and to be performed wholly within the State of New York, without regard to principles of conflicts of laws requiring application of the law of any other jurisdiction.

(b)       Each Grantor irrevocably and unconditionally agrees that it will not commence, and will not permit any Subsidiary to commence, any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any Secured Party or any Related Party of the foregoing in any way relating to this Agreement or the transactions relating hereto in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Legal Requirements, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Notwithstanding anything to the contrary, nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.

(c)       Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory).  Each party hereto (i) certifies that no representative, agent or attorney of any other person has represented, expressly or otherwise, that such other person would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this clause (c).

(d)       Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in clause (b) above.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)       No claim may be made by any grantor against Administrative Agent, any Lender, or any affiliate, director, officer, employee, counsel, representative, agent, or attorney-in-fact of any of them for any special, indirect, consequential, or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission, or event occurring in connection herewith, and each grantor hereby waives, releases, and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(f)        Each Grantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by applicable law, all rights of rescission, setoff, counterclaims, and other defenses in connection with the repayment of the Secured Obligations.

Section 30.       New Subsidiaries.

Pursuant to Section 6.14 of the Credit Agreement, certain Subsidiaries (whether by acquisition or creation) of any Grantor are required to enter into this Agreement by executing and delivering in favor of Administrative Agent a Joinder to this Agreement in substantially the form of Annex 1. Upon the execution and delivery of Annex 1 by any such new Subsidiary, such Subsidiary shall become a Guarantor and Grantor hereunder with the same force and effect as if originally named as a Guarantor and Grantor herein. The execution and delivery of any instrument adding an additional Guarantor or Grantor as a party to this Agreement shall not require the consent of any Guarantor or Grantor hereunder. The rights and obligations of each Guarantor and Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor or Grantor hereunder.

Section 31.       Administrative Agent.

Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Administrative Agent” shall be a reference to Administrative Agent, for the benefit of each of the Secured Parties.

Section  32.      Miscellaneous.

(a)       This Agreement is a Loan Document.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 3 of the Credit Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

(b)       Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c)       Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d)       Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Party or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

Section 33.       Intercreditor Agreement.

(a)       Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) Administrative Agent on behalf of such Person to enter into, and perform under, the Intercreditor Agreement, and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

(b)       Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement, to the extent provided therein and the Collateral Documents. In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

(c)       Notwithstanding anything herein to the contrary, prior to the Discharge of First Lien Obligations (as defined in the Intercreditor Agreement), the requirements of this Agreement to deliver Collateral to Administrative Agent shall be deemed satisfied by delivery of such Collateral to the First Lien Administrative Agent (as defined in the Intercreditor Agreement) as bailee for Administrative Agent pursuant to the Intercreditor Agreement.

[Signature Pages Follow]

In Witness Whereof, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

Grantors:

Turning Point Brands, Inc.

By	/s/ Mark A. Stegeman
	Name	Mark A. Stegeman
	Title	Senior Vice President and Chief Financial Officer

NATC Holding Company, Inc.

By	/s/ Mark A. Stegeman
	Name	Mark A. Stegeman
	Title	Senior Vice President and Chief Financial Officer

North Atlantic Trading Company, Inc.

By	/s/ Mark A. Stegeman
	Name	Mark A. Stegeman
	Title	Senior Vice President and Chief Financial Officer

Turning Point Brands, LLC

By	/s/ Mark A. Stegeman
	Name	Mark A. Stegeman
	Title	Senior Vice President and Chief Financial Officer

Intrepid Brands, LLC

By	/s/ Mark A. Stegeman
	Name	Mark A. Stegeman
	Title	Senior Vice President and Chief Financial Officer

[Signature Page to Second Lien Guaranty and Security Agreement]

National Tobacco Finance Corporation

By	/s/ Mark A. Stegeman
	Name	Mark A. Stegeman
	Title	Senior Vice President and Chief Financial Officer

North Atlantic Operating Company, Inc.

By	/s/ Mark A. Stegeman
	Name	Mark A. Stegeman
	Title	Senior Vice President and Chief Financial Officer

North Atlantic Cigarette Company, Inc.

By	/s/ Mark A. Stegeman
	Name	Mark A. Stegeman
	Title	Senior Vice President and Chief Financial Officer

Stoker, Inc.

By	/s/ Mark A. Stegeman
	Name	Mark A. Stegeman
	Title	Senior Vice President and Chief Financial Officer

National Tobacco Company, L.P.

By	/s/ Mark A. Stegeman
	Name	Mark A. Stegeman
	Title	Senior Vice President and Chief Financial Officer

[Signature Page to Second Lien Guaranty and Security Agreement]

RBJ Sales, Inc.

By	/s/ Mark A. Stegeman
	Name	Mark A. Stegeman
	Title	Senior Vice President and Chief Financial Officer

Smoke Free Technologies Inc.

By	/s/ Mark A. Stegeman
	Name	Mark A. Stegeman
	Title	Senior Vice President and Chief Financial Officer

[Signature Page to Second Lien Guaranty and Security Agreement]

Administrative Agent:

Prospect Capital Corporation, a Maryland corporation

By:	/s/ M. Grier Eliasek
	Name:	M. Grier Eliasek
	Title:	President and Chief Operating Officer

[Signature Page to Second Lien Guaranty and Security Agreement]

Schedule 1

Commercial Tort Claims

None.

Schedule 2

Copyrights

Copyright	Registration Number	Registration Date	Owner	Completed/ Published	Status
North Atlantic Operating Company, Inc. 2001	VAu000464855	10/11/2001	North Atlantic Operating Company, Inc.	2001 1/7/2002	Registered
DURANGO ARTWORK	VA 1-125-352	3/18/2002	National Tobacco Company, L.P.	1998 3/10/1998	Registered
TROPHY ARTWORK	VA 1-190-264	3/31/2003	National Tobacco Company, L.P.	1992 3/3/1992	Registered
DURANGO ZIPPER POUCH	VAu 985-273	3/30/2009	National Tobacco Company, L.P.	2008	Registered
SMOKING MAN (Design Only)	VA 1-673-145	6/23/2009	National Tobacco Company, L.P.	2008 4/2/2009	Registered
RED SUPREME (Design)	VAu 1-150-704	10/10/2013	National Tobacco Company, L.P.	2013	Registered
Bobby Stoker (with product)	VA 1-986-222	8/24/2015	National Tobacco Company, L.P.	2014 1/13/2015	Registered

Unregistered work-for-hire original works/designs (Smoke Free Technologies, Inc.)

1.

2.

3.

Schedule 3

Intellectual Property Licenses

1.
Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bollore S.A. and North Atlantic Operating Company Inc. relating to the distribution of Zip Zag cigarette paper booklets and related products in the United States.

2.
Amended and Restated Distribution and License Agreement, dated as of November 30, 1992, between Bollore S.A. and North Atlantic Operating Company Inc. relating to the distribution of Zig Zag cigarette paper booklets and related products in Canada.

Schedule 4

Patents

Title	Country	Application Number Filing Date	Patent Number/Patent Publication Number Grant/Publication Date	Owner
Cigarette Making Machine	U.S.	29190624 09/23/2003	D494315 08/10/2004	North Atlantic Operating Company, Inc.
Cigarette Making Machine	CA	CA20040106343F 3/23/2004	CA106343(S) 12/28/2005	North Atlantic Operating Company, Inc.
Apparatus Comprising a Check Valve for Dispensing E-Liquids	U.S.	14/680,239 4/7/2015	US20150282530 A1 10/18/2015	Intrepid Brands, LLC.
Apparatus Comprising a Check Valve for Dispensing E-Liquids	WO	PCT/US15/24632 4/7/2015	WO 2015/157224 10/15/2015	Intrepid Brands, LLC.
Electronic Vaporizer	CA	161,794 3/31/2015	161,794 (design patent) 12/10/2015	Intrepid Brands, LLC.
Electronic Vaporizer	CN	201530147486.7 5/15/2015	ZL2015301474867 2/3/2016	Intrepid Brands, LLC.
Electronic Vaporizer	EM	002696443 5/7/2015	002696443-0001/0002 5/7/2015	Intrepid Brands, LLC.
Electronic Vaporizer	KR	30-2015-0024925 5/15/2015	N/A	Intrepid Brands, LLC.

Title	Country	Application Number Filing Date	Patent Number/Patent Publication Number Grant/Publication Date	Owner
Electronic Vaporizer	KR	30-2016-0008897 2/26/2016	N/A	Intrepid Brands, LLC.
Electronic Vaporizer	U.S.	29/509,355 11/17/2014	N/A	Intrepid Brands, LLC.
Electronic Vaporizer	VN	3-2015-00729 5/15/2015	N/A	Intrepid Brands, LLC.
Electronic Vaporizer	VN	3-2016-01027 5/15/2015	N/A	Intrepid Brands, LLC.
Personal Electronic Vaporizer	U.S.	15/013,500 2/2/2016	2016-0227838 A1 8/11/2016	Intrepid Brands, LLC.
Personal Electronic Vaporizer	WO	PCT/US16/16155 2/2/2016	WO 2016/126698 8/11/2016	Intrepid Brands, LLC.
Personal Electronic Vaporizer	U.S.	62/110,838 2/2/2015	N/A	Intrepid Brands, LLC.
Personal Electronic Vaporizer	U.S.	62/326,402 4/22/2016	N/A	Intrepid Brands, LLC.
Personal Electronic Vaporizer	U.S.	62/348,491 6/10/2016	N/A	Intrepid Brands, LLC.
Apparatus Comprising a Check Valve for Dispensing E-Liquids	U.S.	61/976,225 4/7/2014	N/A	Intrepid Brands, LLC.

Title	Country	Application Number Filing Date	Patent Number/Patent Publication Number Grant/Publication Date	Owner
Personal Electronic Vaporizer	CN	2016210327279 8/31/16	N/A	Intrepid Brands, LLC.
Wax Oven for Vaporizer	U.S.	62/372,087 8/8/2016	N/A	National Tobacco Company
Wickless Cartomizer	U.S.	62/374,164 8/12/2016	N/A	Intrepid Brands, LLC

Schedule 5

Pledged Companies

Company	Owner	Jurisdiction of Organization	No. (and type) of Issued Shares/units	Certificate No. (if any)	Percentage of Issuer’s Equity Interests

NATC Holding Company, Inc.	Turning Point Brands, Inc.	DE	10	2	100%

Turning Point Brands, LLC	Turning Point Brands, Inc.	DE	100% interest	N/A	100%

Intrepid Brands, LLC	Turning Point Brands, LLC	DE	100% interest	N/A	100%

North Atlantic Trading Company, Inc.	NATC Holding Company, Inc.	DE	10	V151	100%

National Tobacco Finance Corporation	North Atlantic Trading Company, Inc.	DE	100	4	100%

North Atlantic Operating Company, Inc.	North Atlantic Trading Company, Inc.	DE	100	3	100%

North Atlantic Cigarette Company, Inc.	North Atlantic Trading Company, Inc.	DE	100	3	100%

Stoker, Inc.	North Atlantic Trading Company, Inc.	TN	1130.376	3	100%

National Tobacco Company, L.P.	National Tobacco Finance Corporation	DE	1% interest	N/A	1%

National Tobacco Company, L.P.	North Atlantic Trading Company, Inc.	DE	99% interest	N/A	99%

RBJ Sales, Inc.	Stoker, Inc.	TN	100	2	100%

Fred Stoker & Sons, Inc.	Stoker, Inc.	TN	100	2	100%

Smoke Free Technologies Inc.	North Atlantic Trading Company, Inc.	CA	100,000 Shares	7	100%

Pledged Investment Property

PLEDGED NOTES

None.

SECURITIES ACCOUNTS

None.

COMMODITIES ACCOUNTS

None.

DEPOSIT ACCOUNTS

Company	Bank	Account #	Account Type	Address	Type of Account	Description	Excluded Deposit Account
North Atlantic Operating Co., Inc.	JPMorgan Chase Bank-NAOC	619028038	Commercial Checking	PO Box 32500 Louisville, KY 40232	Deposit Account	No receipt; when funded, deposits come from Main A/C no disbursements, other than outgoing wires to pay Bollore	No
North Atlantic Operating Co., Inc.	JPMorgan Chase Bank-NAOC	00000204167-1062	Savings Letter of Credit	PO Box 32500 Louisville, KY 40232	Deposit Account	Letters of credit to support customs bond and other bonds	Yes
National Tobacco Company, L.P.	JPMorgan Chase Bank	938157575	Commercial Checking	PO Box 32500 Louisville, KY 40232	Deposit Account	Main A/C Incoming ACH Outgoing Wires, AP and lockbox sweeps	No
National Tobacco Company, L.P.	JPMorgan Chase Bank	938158300	NTC Lockbox	PO Box 32500 Louisville, KY 40232	Deposit Account	NTC Lockbox account AR incoming customer deposits sweeps to Main A/C	No

National Tobacco Company, L.P.	JPMorgan Chase Bank	938158623	A/P Disbursements	PO Box 32500 Louisville, KY 40232	Deposit Account	Outgoing Checks Issued sweeps to Main Account	No
National Tobacco Company, L.P.	JPMorgan Chase Bank	131395070	Sales retail checks	PO Box 32500 Louisville, KY 40232	Deposit Account	Sales checks to retailers sweeps to Main Account	No
North Atlantic Trading Co., Inc.	JPMorgan Chase Bank	3002784738	Savings	PO Box 32500 Louisville, KY 40232	Deposit Account	NATC account; $1000 balance	No
National Tobacco Finance Corp	JPMorgan Chase Bank	3003181462	Savings	PO Box 32500 Louisville, KY 40232	Deposit Account	NTFC account; $1000 balance	No
Intrepid Brands, LLC (sub of Turning Point Brands LLC)	JPMorgan Chase Bank	251378006	Commercial Checking	PO Box 32500 Louisville, KY 40232	Deposit Account	Main A/C; Incoming ACH; Outgoing Wires	No
Turning Point Brands LLC (sub of North Atlantic Holding Company)	JPMorgan Chase Bank	253713628	Commercial Checking	PO Box 32500 Louisville, KY 40232	Deposit Account	Main A/C; Incoming ACH; Outgoing Wires	Yes
North Atlantic Holding Company	JPMorgan Chase Bank	3002753493	Commercial Checking	PO Box 32500 Louisville, KY 40232	Deposit Account	NAHC account; $1000 balance	Yes

NATC Holding Company, Inc.	JPMorgan Chase Bank	532685216	Savings	PO Box 32500 Louisville, KY 40232	Deposit Account	NATC Holdings account	Yes
Smoke Free Technologies Inc.	Bank of Southern California	0402007720	Commercial Deposit	3142 Tiger Run Ct., #107 Carlsbad, CA 92010	Deposit Account	SFT account	No
National Tobacco Company, L.P.	BNY Mellon	758880	MSA Escrow Account	525 William Penn Place Pittsburgh, PA 15259	Investment Account	MSA required investment funded by Main A/C either quarterly or annually	Yes
North Atlantic Operating Co., Inc.	BNY Mellon	612415	MSA Escrow Account	525 William Penn Place Pittsburgh, PA 15259	Investment Account	MSA required investment funded by Main A/C either quarterly or annually	Yes
North Atlantic Cigarette Co., Inc.	BNY Mellon	612819	MSA Escrow Account	527 William Penn Place Pittsburgh, PA 15259	Investment Account	MSA required investment funded by Main A/C either quarterly or annually	Yes
RBJ	Regions Morgan Keegan Trust	5097000555	MSA Escrow Account	1100 Ridgeway Loop Road, Suite 100 Memphis, TN 38120	Investment Account	MSA required investment escrow account trust	Yes
Turning Point Brands Inc.	Fifth Third Bank	7146720581	Comm 53 Anlyzd	38 Fountain Square, Cincinnati, OH 45263	Deposit Account		No
Smoke Free Technologies Inc.	Fifth Third Bank	7146720599	Comm 53 Anlyzd	38 Fountain Square, Cincinnati, OH 45263	Deposit Account		No

Schedule 6

Trademarks

See attached.

Schedule 7

Name and Jurisdiction of Organization; Chief Executive Office;
Tax Identification Numbers and Organizational Numbers

Name of Grantor or Subsidiary	State of Formation	Organizational identification number	Federal employer identification number	Chief Executive Office

Turning Point Brands, Inc.	DE	3750086	20-0709285	5201 Interchange Way, Louisville, KY 40229

NATC Holding Company, Inc.	DE	5440563	31-1745504	5201 Interchange Way, Louisville, KY 40229

North Atlantic Trading Company, Inc.	DE	2751946	13-3961898	5201 Interchange Way, Louisville, KY 40229

Turning Point Brands, LLC	DE	5376660	90-1009141	5201 Interchange Way, Louisville, KY 40229

Intrepid Brands, LLC	DE	5376662	90-1008239	5201 Interchange Way, Louisville, KY 40229

National Tobacco Finance Corporation	DE	2555524	13-3888034	5201 Interchange Way, Louisville, KY 40229

North Atlantic Operating Company, Inc.	DE	2760360	22-3535757	5201 Interchange Way, Louisville, KY 40229

North Atlantic Cigarette Company, Inc.	DE	3587553	11-3686023	5201 Interchange Way, Louisville, KY 40229

National Tobacco Company, L.P.	DE	2150354	61-1133037	5201 Interchange Way, Louisville, KY 40229

Fred Stoker & Sons, Inc.	TN	0383804	62-1809726	201 West North Street, Dresden, TN 38225

RBJ Sales, Inc.	TN	0383805	62-1809727	201 West North Street, Dresden, TN 38225

Stoker, Inc.	TN	0194918	62-1328641	201 West North Street, Dresden, TN 38225

Smoke Free Technologies Inc.	CA	C3554854	46-2602783	5201 Interchange Way, Louisville, KY 40229

Schedule 8

[Reserved]

Schedule 9

List of Uniform Commercial Code Filing Jurisdictions

Name of Loan Party	UCC Filing Jurisdiction

Turning Point Brands, Inc.	Delaware

NATC Holding Company, Inc.	Delaware

North Atlantic Trading Company, Inc.	Delaware

Turning Point Brands, LLC	Delaware

Intrepid Brands, LLC	Delaware

National Tobacco Finance Corporation	Delaware

North Atlantic Operating Company, Inc.	Delaware

North Atlantic Cigarette Company, Inc.	Delaware

National Tobacco Company, L.P.	Delaware

RBJ Sales, Inc.	Tennessee

Stoker, Inc.	Tennessee

Smoke Free Technologies Inc.	California

Schedule 10

Letter of Credit Rights

None.

Exhibit A

Copyright Security Agreement

This Copyright Security Agreement (this “Copyright Security Agreement”) is made this [_____] day of [_________], 20__, by and among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and Prospect Capital Corporation, a Maryland corporation, in its capacity as agent for the Lenders and the other Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”).

W i t n e s s e t h:

Whereas, pursuant to that certain Second Lien Credit Agreement dated as of February 17, 2017 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Turning Point Brands, Inc., a Delaware corporation (“Turning Point”), and North Atlantic Trading Company, Inc., a Delaware corporation (“NATC”; Turning Point and NATC are each individually referred to herein as a “Borrower” and are collectively referred to herein as the “Borrowers”), the Grantors party thereto, the various institutions from time to time party thereto as Lenders (each of such Lenders, together with its successors and assigns, is referred to hereinafter as a “Lender”), Administrative Agent, and Fifth Third Bank, as Administrative Sub-Agent, the Lenders have agreed to make certain financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof; and

Whereas, the Lenders and the other Secured Parties are willing to make the financial accommodations to the Borrowers as provided for in the Credit Agreement and the other Loan Documents, but only upon the condition, among others, that Grantors shall have executed and delivered to Administrative Agent, for the benefit of the Secured Parties, that certain Second Lien Guaranty and Security Agreement, dated as of February 17, 2017 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Guaranty and Security Agreement”); and

Whereas, pursuant to the Guaranty and Security Agreement, Grantors are required to execute and deliver to Administrative Agent, for the benefit of the Secured Parties, this Copyright Security Agreement;

Now, Therefore, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:

Section 1.              Defined Terms.

All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Guaranty and Security Agreement or, if not defined therein, in the Credit Agreement, and this Copyright Security Agreement shall be subject to the rules of construction set forth in Section 1(b) of the Guaranty and Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

Section 2.              Grant of Security Interest in Copyright Collateral.

Each Grantor hereby unconditionally grants, assigns, and pledges to Administrative Agent, for the benefit of each Secured Party, to secure the Secured Obligations, a continuing security interest (referred to in this Copyright Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Copyright Collateral”):

(1)       all works of authorship and all intellectual property rights therein, all United States and foreign copyrights (whether or not the underlying works of authorship have been published), including copyrights in software and databases, all designs (including all industrial designs, “Protected Designs” within the meaning of 17 U.S.C. § 1301 et. seq. and Community designs), and all “Mask Works” (as defined in 17 U.S.C. § 901 of the U.S. Copyright Act), whether registered or unregistered, and with respect to any and all of the foregoing:

(i)        all registrations and applications for registration thereof including the registrations and applications listed in Schedule I attached hereto,

(ii)       all extensions, renewals, and restorations thereof,

(iii)      all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof,

(iv)      all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and

(v)       all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

Section 3.              Security For Secured Obligations.

This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Administrative Agent, the other Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

Section 4.              Security Agreement.

The Security Interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interests granted to Administrative Agent, for the benefit of the Secured Parties, pursuant to the Guaranty and Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of Administrative Agent with respect to the Security Interest in the Copyright Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there is any inconsistency between this Copyright Security Agreement and the Guaranty and Security Agreement, the Guaranty and Security Agreement shall control.

Section 5.              Counterparts.

This Copyright Security Agreement is a Loan Document.  This Copyright Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Copyright Security Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Copyright Security Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Copyright Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Copyright Security Agreement.

Section 6.              Choice of Law, Jurisdiction and Venue, Jury Trial Waiver, And Judicial Reference Provision.

All terms of Section 29 of the Guaranty and Security Agreement (“Governing Law; Jurisdiction, Waiver of Jury Trial, etc.”) are incorporated herein by this reference, and shall apply to this Copyright Security Agreement, mutatis mutandis.

[Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Copyright Security Agreement to be executed and delivered as of the day and year first above written.

Grantors:

By:
Name:
Title:

By:
Name:
Title:

Accepted and Acknowledged By:

Administrative Agent:	Prospect Capital Corporation, a Maryland corporation

By:
Name:
Title:

[Signature Page to Copyright Security Agreement]

Schedule I
to
Copyright Security Agreement

Copyright Registrations

Grantor	Country	Copyright	Registration No.	Registration Date

Exhibit B

Patent Security Agreement

This Patent Security Agreement (this “Patent Security Agreement”) is made this [_____] day of [__________], 20__, by and among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and Prospect Capital Corporation, a Maryland corporation, in its capacity as agent for the Lenders and the other Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”).

W i t n e s s e t h:

Whereas, pursuant to that certain Second Lien Credit Agreement dated as of February 17, 2017 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Turning Point Brands, Inc., a Delaware corporation (“Turning Point”), and North Atlantic Trading Company, Inc., a Delaware corporation (“NATC”; Turning Point and NATC are each individually referred to herein as a “Borrower” and are collectively referred to herein as the “Borrowers”), the Grantors party thereto, the various institutions from time to time party thereto as Lenders (each of such Lenders, together with its successors and assigns, is referred to hereinafter as a “Lender”), Administrative Agent, and Fifth Third Bank, as Administrative Sub-Agent, the Lenders have agreed to make certain financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof; and

Whereas, the Lenders and the other Secured Parties are willing to make the financial accommodations to the Borrowers as provided for in the Credit Agreement and the other Loan Documents, but only upon the condition, among others, that Grantors shall have executed and delivered to Administrative Agent, for the benefit of the Secured Parties, that certain Second Lien Guaranty and Security Agreement, dated as of February 17, 2017 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Guaranty and Security Agreement”); and

Whereas, pursuant to the Guaranty and Security Agreement, Grantors are required to execute and deliver to Administrative Agent, for the benefit of the Secured Parties, this Patent Security Agreement;

Now, Therefore, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

Section 1.              Defined Terms.

All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Guaranty and Security Agreement or, if not defined therein, in the Credit Agreement, and this Patent Security Agreement shall be subject to the rules of construction set forth in Section 1(b) of the Guaranty and Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

Section 2.              Grant of Security Interest in Patent Collateral.

Each Grantor hereby unconditionally grants, assigns, and pledges to Administrative Agent, for the benefit of each of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Patent Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Patent Collateral”):

(1)       all patentable inventions and designs, all United States, foreign, and multinational patents, certificates of invention, and similar industrial property rights, and applications for any of the foregoing, including:

(i)        each patent and patent application listed in Schedule I attached hereto,

(ii)       all reissues, substitutes, divisions, continuations, continuations‑in‑part, extensions, renewals, and reexaminations thereof,

(iii)      all inventions and improvements described and claimed therein,

(iv)      all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof,

(v)       all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto, and

(vi)      all other rights of any accruing thereunder or pertaining thereto throughout the world.

Section 3.              Security For Secured Obligations.

This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Administrative Agent, the other Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

Section 4.              Security Agreement.

The Security Interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interests granted to Administrative Agent, for the benefit of the Secured Parties, pursuant to the Guaranty and Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of Administrative Agent with respect to the Security Interest in the Patent Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there is any inconsistency between this Patent Security Agreement and the Guaranty and Security Agreement, the Guaranty and Security Agreement shall control.

Section 5.              Counterparts.

This Patent Security Agreement is a Loan Document.  This Patent Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Patent Security Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Patent Security Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Patent Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.

Section 6.              Choice of Law, Jurisdiction and Venue, Jury Trial Waiver, And Judicial Reference Provision.

All terms of Section 29 of the Guaranty and Security Agreement (“Governing Law; Jurisdiction, Waiver of Jury Trial, etc.”) are incorporated herein by this reference, and shall apply to this Patent Security Agreement, mutatis mutandis.

[Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Patent Security Agreement to be executed and delivered as of the day and year first above written.

Grantors:

By:
Name:
Title:

By:
Name:
Title:

Accepted and Acknowledged By:

Administrative Agent:	Prospect Capital Corporation, a Maryland corporation

By:
Name:
Title:

[Signature Page to Patent Security Agreement]

Schedule I
to
Patent Security Agreement

Patents and Patent Applications

Grantor	Country	Patent	Application / Patent No.	Filing Date	Issue Date

Exhibit C

Pledged Interests Addendum

This Pledged Interests Addendum, dated as of ___________, 20__ (this “Pledged Interests Addendum”), is delivered pursuant to Section 7 of the Guaranty and Security Agreement referred to below.  The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Second Lien Guaranty and Security Agreement, dated as of February 17, 2017 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Guaranty and Security Agreement”), made by the undersigned, together with the other Grantors named therein, to Prospect Capital Corporation, a Maryland corporation, as Administrative Agent.  Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Guaranty and Security Agreement or, if not defined therein, in the Credit Agreement, and this Pledged Interests Addendum shall be subject to the rules of construction set forth in Section 1(b) of the Guaranty and Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.  The undersigned hereby agrees that the additional interests listed on Schedule I shall be and become part of the Pledged Interests pledged by the undersigned to Administrative Agent in the Guaranty and Security Agreement and any pledged company set forth on Schedule I shall be and become a “Pledged Company” under the Guaranty and Security Agreement, each with the same force and effect as if originally named therein.

This Pledged Interests Addendum is a Loan Document.  This Pledged Interests Addendum may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Pledged Interests Addendum constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Pledged Interests Addendum shall become effective when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the parties hereto.  Delivery of an executed counterpart of a signature page of this Pledged Interests Addendum by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Pledged Interests Addendum.

The undersigned hereby certifies that the representations and warranties set forth in Section 6 of the Guaranty and Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof.

All terms of Section 29 of the Guaranty and Security Agreement (“Governing Law; Jurisdiction, Waiver of Jury Trial, etc.”) are incorporated herein by this reference, and shall apply to this Pledged Interest Addendum, mutatis mutandis.

[Signature Page Follows]

In Witness Whereof, the undersigned has caused this Pledged Interests Addendum to be executed and delivered as of the day and year first above written.

[_____________________________]

By:
Name:
Title:

Schedule I
to
Pledged Interests Addendum

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Exhibit D

Trademark Security Agreement

This Trademark Security Agreement (this “Trademark Security Agreement”) is made this [_____] day of [_________], 20__, by and among Grantors listed on the signature pages hereof (collectively, jointly and severally, “Grantors” and each individually “Grantor”), and Prospect Capital Corporation, a Maryland corporation, in its capacity as agent for the Lenders and the other Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”).

W i t n e s s e t h:

Whereas, pursuant to that certain Second Lien Credit Agreement dated as of February 17, 2017 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Turning Point Brands, Inc., a Delaware corporation (“Turning Point”), and North Atlantic Trading Company, Inc., a Delaware corporation (“NATC”; Turning Point and NATC are each individually referred to herein as a “Borrower” and are collectively referred to herein as the “Borrowers”), the Grantors party thereto, the various institutions from time to time party thereto as Lenders (each of such Lenders, together with its successors and assigns, is referred to hereinafter as a “Lender”), Administrative Agent, and Fifth Third Bank, as Administrative Sub-Agent, the Lenders have agreed to make certain financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof; and

Whereas, the Lenders and the other Secured Parties are willing to make the financial accommodations to the Borrowers as provided for in the Credit Agreement and the other Loan Documents, but only upon the condition, among others, that Grantors shall have executed and delivered to Administrative Agent, for the benefit of the Secured Parties, that certain Second Lien Guaranty and Security Agreement, dated as of February 17, 2017 (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Guaranty and Security Agreement”); and

Whereas, pursuant to the Guaranty and Security Agreement, Grantors are required to execute and deliver to Administrative Agent, for the benefit of the Secured Parties, this Trademark Security Agreement;

Now, Therefore, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

Section 1.              Defined Terms.

All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Guaranty and Security Agreement or, if not defined therein, in the Credit Agreement, and this Trademark Security Agreement shall be subject to the rules of construction set forth in Section 1(b) of the Guaranty and Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

Section 2.              Grant of Security Interest in Trademark Collateral.

Each Grantor hereby unconditionally grants, assigns, and pledges to Administrative Agent, for the benefit of each of the Secured Parties, to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Trademark Collateral”):

(1)       all domestic, foreign and multinational trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, Internet domain names, other indicia of origin or source identification, and general intangibles of a like nature, whether registered or unregistered, and with respect to any and all of the foregoing:

(i)        all registrations and applications for registration thereof including the registrations and applications listed in Schedule I attached hereto,

(ii)       all extension and renewals thereof,

(iii)      all of the goodwill of the business connected with the use of and symbolized by any of the foregoing,

(iv)      all rights to sue or otherwise recover for any past, present and future infringement, dilution, or other violation thereof,

(v)       all Proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and

(vi)      all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted hereunder attach to any “intent‑to‑use” trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration issuing from such intent‑to‑use trademark application under applicable federal law; provided that, upon filing with the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. § 1051(c) or a statement of use under 15 U.S.C. § 1051(d) (or any successor provisions), such intent‑to‑use application shall be considered Trademark Collateral.

Section 3.              Security For Secured Obligations.

This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Administrative Agent, the other Secured Parties or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

Section 4.              Security Agreement.

The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to Administrative Agent, for the benefit of the Secured Parties, pursuant to the Guaranty and Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of Administrative Agent with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  To the extent there is any inconsistency between this Trademark Security Agreement and the Guaranty and Security Agreement, the Guaranty and Security Agreement shall control.

Section 5.              Counterparts.

This Trademark Security Agreement is a Loan Document.  This Trademark Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Trademark Security Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Trademark Security Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Trademark Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Trademark Security Agreement.

Section 6.          Choice of Law, Jurisdiction and Venue, Jury Trial Waiver, And Judicial Reference Provision.

All terms of Section 29 of the Guaranty and Security Agreement (“Governing Law; Jurisdiction, Waiver of Jury Trial, etc.”) are incorporated herein by this reference, and shall apply to this Trademark Security Agreement, mutatis mutandis.

[Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

Grantors:

By:
Name:
Title:

By:
Name:
Title:

Accepted and Acknowledged By:

Administrative Agent:	Prospect Capital Corporation, a Maryland corporation

By:
Name:
Title:

[Signature Page to Trademark Security Agreement]

Schedule I
to
Trademark Security Agreement

Trademark Registrations/Applications

Grantor	Country	Mark	Application/ Registration No.	App/Reg Date